Exhibit 99.1

His Highness Sheikh Nahyan bin Zayed Al Nahyan Assumes Executive Chairmanship of NeOnc Technologies’ Subsidiary,

NuroMENA, Pioneering UAE-US Partnership in Brain Cancer Treatment

CALABASAS, Calif. and ABU DHABI, United Arab Emirates, Oct. 28, 2025 -- NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company pioneering therapies for central nervous system (CNS) cancers, announces a landmark development for global healthcare innovation, His Highness Sheikh Nahyan bin Zayed Al Nahyan, Chairman of the Zayed Charitable and Humanitarian Foundation, will formally assume the role of Executive Chairman of NuroMENA Holdings Ltd., the Middle East subsidiary of NeOnc Technologies Holdings, Inc. Amir Heshmatpour, current Executive Chairman and President of NeOnc Technologies, will transition to Vice Chairman of NuroMENA.

This historic support marks the direct involvement in leading a biotechnology venture focused on developing breakthrough treatments for brain cancer and other central nervous system malignancies.

“We are deeply honored by the support of His Highness and backing by the resources and influence of one of the world’s largest sovereign wealth funds, we expect will fundamentally change the trajectory of our company and, more importantly, bring new hope to millions of patients suffering from brain cancer worldwide,” said Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies. “The support of His Highness brings together his profound humanitarian vision with cutting-edge medical innovation to address one of healthcare’s most challenging diseases.”

This strategic alliance exemplifies His Highness’ continued support for global humanitarian causes and positions the UAE at the forefront of the fight against one of medicine’s most challenging diseases, demonstrating how sovereign resources can be deployed to address critical human health challenges on a global scale.

About NuroMENA Holdings Ltd.

NuroMENA is a UAE-based subsidiary of NeOnc Technologies Holdings, Inc., established as part of the UAE structure to oversee regional clinical operations, partnerships, and innovation in the Middle East and North Africa.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

James@haydenir.com